Exhibit 99.1

AGAPE SUPERIOR LIVING SDN. BHD.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2020	2019
ASSETS
Current assets
Cash	$1,206,493	$1,030,829
Other receivables	33,210	34,672
Other receivables - related parties	219,121	233,942
Inventories	616,880	552,901
Prepaid taxes	1,206,821	1,181,963
Prepayments and other assets	318,267	484,880
Total current assets	3,600,792	3,519,187

Other assets
Property and equipment, net	325,648	364,604
Intangible assets, net	6,686	7,592
Deferred taxes asset, net	172,250	234,797
Total other assets	504,584	606,993

Total assets	$4,105,376	$4,126,180

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable - related party	$491,628	$520,786
Customer deposits	1,600,606	1,632,747
Other payables and accrued liabilities	209,096	252,902
Other payables - related parties	-	12,104
Total current liabilities	2,301,330	2,418,539

Total liabilities	2,301,330	2,418,539

Commitments and contingencies

Shareholders’ equity
*Ordinary shares, no par value, 9,590,598 shares issued and outstanding as of March 31, 2020 and December 31, 2019	2,372,008	2,372,008
Accumulated deficit	(542,428)	(740,004)
Accumulated other comprehensive (loss) income	(25,534)	75,637
Total shareholders’ equity	1,804,046	1,707,641

Total liabilities and shareholders’ equity	$4,105,376	$4,126,180

*Pursuant to the New Companies Act 2016 effective from January 31, 2017, the concept of authorized share capital and par value has been abolished, the Company is no longer required to state authorized share capital and par value.

The accompanying notes are an integral part of these unaudited condensed financial statements.

AGAPE SUPERIOR LIVING SDN. BHD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Three Months Ended
	March 31,
	2020	2019
Net revenues	$1,241,252	$1,214,600
Cost of revenues	111,489	203,838
Gross profit	1,129,763	1,010,762

Operating expenses
Selling expenses	148,472	400,971
Commission expenses	411,266	601,205
General and administrative expenses	325,029	313,170
Total operating expenses	884,767	1,315,346

Income (loss) from operations	244,996	(304,584)

Other income (expenses)
Interest income	725	1,160
Other income (expenses), net	2,688	(5,933)
Total other income (expenses), net	3,413	(4,773)

Income (loss) before income taxes	248,409	(309,357)

Provision for (benefits of) income taxes	50,833	(57,232)

Net income (loss)	197,576	(252,125)

Foreign currency translation adjustment	(101,171)	2,460

Comprehensive income (loss)	$96,405	$(249,665)

Earnings (loss) per share
Basic and diluted	$0.02	$(0.17)

Weighted average number of ordinary shares outstanding
Basic and diluted	9,590,598	1,500,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	For the Three Months ended March 31,2019
				Accumulated
	Ordinary Shares			Other
	Shares	Share Capital	Retained Earnings	Comprehensive Income	Total
BALANCE, December 31, 2018	1,500,000	$394,737	$319,490	$81,108	$795,335
Net loss	-	-	(252,125)	-	(252,125)
Foreign currency translation adjustment	-	-	-	9,555	9,555
BALANCE, March 31, 2019	1,500,000	$394,737	$67,365	$90,663	$552,765

	For the Three Months ended March 31,2020
				Accumulated
	Ordinary Shares			Other
	Shares	Share Capital	Accumulated Deficit	Comprehensive Income	Total
BALANCE, December 31, 2019	9,590,598	$2,372,008	$(740,004)	$75,637	$1,707,641
Net Income	-	-	197,576	-	197,576
Foreign currency translation adjustment	-	-	-	(101,171)	(101,171)
BALANCE, March 31, 2020	9,590,598	$2,372,008	$(542,428)	$(25,534)	$1,804,046

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AGAPE SUPERIOR LIVING SDN. BHD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended
	March 31,
	2020	2019
Cash flows from operating activities
Net income (loss)	$197,576	$(252,125)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	19,820	21,257
Amortization	494	1,621
Deferred taxes (benefit) provision	50,833	(57,232)
Loss on disposal of equipment	(739)	-
Change in operating assets and liabilities
Accounts receivable	356	(28,520)
Other receivables	(849)	-
Inventories	(97,687)	(243,106)
Prepaid taxes	(93,672)	(421,370)
Prepayments and other assets	143,509	(49,875)
Prepayment - related party	-	217,163
Accounts payable - related party	-	187,418
Customer deposits	60,990	(352,708)
Other payables and accrued liabilities	(30,505)	(93,034)
Other payables - related parties	(11,757)	-
Net cash provided by (used in) operating activities	238,369	(1,070,511)

Cash flows from investing activities
Purchases of equipment	-	(760)
Net cash used in investing activities	-	(760)

Cash flows from financing activities
Repayments from related parties	1,773	37,244
Loans from related parties	-	485,526
Net cash provided by financing activities	1,773	522,770

Effect of exchange rate on cash	(64,478)	18,512

Net change in cash	175,664	(529,989)

Cash, beginning of period	1,030,829	1,544,525

Cash, end of period	$1,206,493	$1,014,536

Supplemental cash flows information:
Income taxes paid	$93,672	$123,892
Interest paid	$-	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AGAPE SUPERIOR LIVING SDN. BHD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1 – NATURE OF BUSINESS AND ORGANIZATION

Agape Superior Living Sdn. Bhd. (“ASL” or the “Company”) is a limited company incorporated on August 8, 2003, under the laws of Malaysia.

The Company engages in the direct selling marketing business in the Health and Wellness Industry. The principal activity of the Company is to supply high-quality health and wellness products, including supplements to assist in cell metabolism, detoxification, blood circulation, anti-aging and products designed to improve the overall health system in the body.

The accompanying unaudited condensed consolidated financial statements reflect the activities of ASL and Agape S.E.A. Sdn. Bhd. (“SEA”), a variable interest entity (“VIE”) (See Note 3).

Business Overview

AGAPE Superior Living Sdn. Bhd. is a network marketing company specializing in healthcare products and focusing on improving people’s health and wellbeing that has been in existence in Malaysia for the past 15 years.

The Company’s advisory services center on the “ATP Zeta Health Program”, which is a health program designed to effectively prevent diseases caused by polluted environments, unhealthy dietary intake and unhealthy lifestyles, and promotion of health. The program aims to promote improved health and longevity in our clients through a combination of proper nutrition and advice from skilled nutritionists and/or dieticians.

The Company’s ATP Zeta Health Program is a health program designed to promote health and general wellbeing also to prevent health diseases caused by polluted environments, unhealthy dietary intake and unhealthy lifestyles. The program aims to promote improved health and longevity in its customers through a combination of proper nutrition and advice from skilled dieticians as well as trained members and distributors. The ATP Zeta Super Health Program consists of eight products. None of these products are owned or produced by the Company. In the event that any of these products are no longer produced, or are otherwise unavailable, the Company may have to devote significant effort to identifying and obtaining comparable replacement products. The eight products that comprise the ATP Zeta Super Health Program are ATP1s Survivor Select, ATP2 Energized Mineral Concentrate, ATP3 Ionized Cal-Mag, ATP4 Omega Blend, ATP5 BetaMaxx, AGN-Vege Fruit Fiber, AGP1-Iron and YFA-Young Formula.

The Company’s ÉNERGÉTIQUE series aims to provide a total dermal solution for a healthy skin beginning from the cellular level. The series is comprised of Energy Mask series, Hyaluronic Acid Serum and Mousse Facial Cleanser.

The Company’s BEAUNIQUE product series focuses on the research of diet’s impact on modifying gene expressions to address genetic variations and deliver a nutrigenomic solution for every individual.

2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”), and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operation results. Interim results are not necessarily indicative of results to be expected for any other interim period or for the full year. Therefore, these statements should be read in conjunction with the Company’s audited financial statements as of and for the years ended December 31, 2019 and 2018.

Principles of Consolidation

The unaudited condensed consolidated financial statements include the financial statements of the Company and its VIE. All transactions and balances between the Company and its subsidiaries have been eliminated upon consolidation.

Use of Estimates and Assumptions

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s unaudited condensed consolidated financial statements include allowance for doubtful accounts, allowance for inventories obsolescence, useful lives of property and equipment, useful lives of intangible assets, impairment of long-lived assets, and allowance for deferred tax assets and uncertain tax position. Actual results could differ from these estimates.

Fair Value Measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

̜●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.
●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Financial instruments included in current assets and current liabilities are reported in the consolidated balance sheets at face value or cost, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

Foreign Currency Translation and Transaction

The reporting currency of the Company is the U.S. dollar. The Company in Malaysia conducts its businesses in the local currency, Ringgit Malaysia (RM), as its functional currency. Assets and liabilities are translated at the unified exchange rate as quoted by the Federal Reserve at the end of the period. The statement of income accounts are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments included in accumulated other comprehensive (loss) income amounted to $(25,534) and $75,637 as of March 31, 2020 and December 31, 2019, respectively. The balance sheet amounts, with the exception of shareholders’ equity at March 31, 2020 and December 31, 2019 were translated at 4.33 RM and 4.09 RM to $1.00, respectively. The shareholders’ equity accounts were stated at their historical rate. The average translation rates applied to statement of operations and comprehensive income (loss) accounts for the three months ended March 31, 2020 and 2019 were 4.21 RM and 4.08 RM to $1.00, respectively. Cash flows are also translated at average translation rates for the periods, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheet.

Cash

Cash are carried at cost and represent cash on hand and deposits placed with banks or other financial institutions.

Inventories

Inventories consist of finished goods and are stated at the lower of cost or net realizable value using the first-in first-out method. When appropriate, impairment to inventories are recorded to write down the cost of inventories to their net realizable value.

Prepaid Taxes

Prepaid taxes include (i) prepaid income taxes that will either be refundable or utilized to offset future income tax; and (ii) goods and service tax (“GST”) to be refundable.

Prepayments and Other Assets

Prepayments and other assets are cash deposited or advanced to outside vendors and service providers for future inventory purchases and future services to be provided. This amount is refundable and bears no interest. For any prepayments determined by management that such advances will not be utilized, collected or refunded, the Company will recognize an allowance account to reserve such balances. Management reviews its advances to suppliers on a regular basis to determine if the allowance is adequate, and adjusts the allowance when necessary. Delinquent account balances are written-off against allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. The Company’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary. As of March 31, 2020 and December 31, 2019, there is no allowance for the doubtful accounts.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with no residual value. The estimated useful lives are as follows:

Useful Life

Computer and office equipment	5-7 years
Furniture & fixtures	6-7 years
Leasehold improvements	Lease Term
Vehicle	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Intangible Assets, Net

Intangible assets, net, are stated at cost, less accumulated amortization. Amortization expense is recognized on the straight-line basis over the estimated useful lives of the assets as follows:

Classification	Useful Life

Computer software	5 years

Impairment for Long-Lived Assets

Long-lived assets, including property and equipment, and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of March 31, 2020 and December 31, 2019, no impairment of long-lived assets was recognized.

Customer Deposits

Customer deposits represent amounts advanced by customers on product orders and discounted value of unapplied coupons. Customer deposits are reduced when the related sale is recognized in accordance with the Company’s revenue recognition policy.

Revenue Recognition

The Company adopted Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (ASC 606), on all periods presented. The Company recognizes revenue to depict the transfer of promised goods or services (that is, an asset) to customers in an amount that reflects the consideration to which the Company expects to receive in exchange for those goods or services. An asset is transferred when the customer obtains control of that asset. It also requires the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. The Company’s revenue streams are recognized at a point in time for the Company’s sale of health and wellness products.

The Company uses a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The Company accounts for a contract with a customer when the contract is committed in writing, the rights of the parties, including payment terms, are identified, the contract has commercial substance and consideration is probable of substantial collection.

Sales of Health and wellness products

-	Performance obligations satisfied at a point in time

The Company derives its revenues from sales contracts with its customers with revenues being recognized when control of the health and wellness products are transferred to its customer at the Company’s office or shipment of the goods. Such revenues are recognized at a point in time after all performance obligations are satisfied. The revenue is recorded net of estimated discounts and return allowances. Products are given 60 days for returns or exchanges from the date of purchase. Historically, there were insignificant sales returns.

The Company also sells coupons to its customers for cash at a discounted price of the value of the coupons. Customers can apply the value of the coupons for a reduction in the transaction price paid by the customer are recorded as a reduction of sales. The cash proceeds resulted from the sale of coupons are recognized as customer deposits until the coupons to be applied as a reduction of the health and wellness products transaction price upon such sales transactions occurred. The Company’s coupons have a validity period of six months. If the Company’s customers did not utilized the coupons after six months, the Company would recognize the forfeiture of the originated sales value of the coupons as net revenues. For the three months ended March 31, 2020 and 2019, the Company recognized $25,836 and $0, respectively, as forfeited coupon income.

As of March 31, 2020, the Company had contracts for the sales of health and wellness products amounting to $1,420,392 which is expected to fulfill within 12 months from March 31, 2020.

Disaggregated information of revenues by products are as follows:

	For the Three Months Ended
	March 31, 2020	March 31, 2019

Survivor Select	$150,120	$23,382
Energized Mineral Concentrate	133,529	111,899
Ionized Cal-Mag	39,353	13,912
Omega Blend	299,007	385,001
BetaMaxx	165,187	42,549
Vege Fruit Fiber	66,286	23,520
Iron	6,810	-
Young Formula	30,093	213,300
Organic Youth Care Cleansing Bar	19,304	53,747
Mitogize	111,632	58,060
No. 1 MED	66,156	102,348
Energetique	139,604	-
Trim+	14,171	186,882
Total revenues	$1,241,252	$1,214,600

Cost of Revenues

Cost of revenue includes freight-in and the purchase cost of manufactured goods for sale to customers.

Shipping and Handling

Shipping and handling charges amounted to $931 and $6,276 for the three months ended March 31, 2020 and 2019, respectively. Shipping and handling charges are expensed as incurred and included in selling expenses.

Advertising Costs

Advertising costs amounted to $23,740 and $49,232 for the three months ended March 31, 2020 and 2019, respectively. Advertising costs are expensed as incurred and included in selling expenses.

Commission Expenses

Commission expenses are the Company’s most significant expenses. As with all companies in the network marketing industry, the Company’s sales channel is external to the Company. The Company’s “external sales force” is stratified into two levels based on priority recruitment. First, there are sales distributors. Second, all members recruited by a sales distributor, directly or indirectly, are referred to as “sales network members”. The Company pays commission to every sales distributor based on purchases made by its sales network members which includes the independent direct sales members. Top performing distributors with their own physical stores may also become stockists of the Company, whereby they enjoy benefits such as maintaining a certain amount of the Company’s inventory on their store premises. The stockists shall account to the Company for all products sales from their store premises as monitored through the Company’s centralized stock tracking system. The Company pays a separate commission to stockists based on revenue generated from the stockists’ physical stores. Commission expenses amounted to $411,266 and $601,205 for the three months ended March 31, 2020 and 2019, respectively.

Defined Contribution Plan

The full-time employees of the Company are entitled to the government mandated defined contribution plan. The Company is required to accrue and pay for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant government regulations, and make cash contributions to the government mandated defined contribution plan. Total expenses for the plans were $26,033 and $35,894 for the three months ended March 31, 2020 and 2019, respectively.

The related contribution plans include:

-	Social Security Organization (“SOSCO”) – 1.75% based on employee’s monthly salary capped of RM 4,000;
-	Employees Provident Fund (“EPF”) – 12% based on employee’s monthly salary;
-	Employment Insurance System (“EIS”) – 0.2% based on employee’s monthly salary capped of RM 4,000;
-	Human Resource Development Fund (“HRDF”) – 1% based on employee’s monthly salary

Operating Leases

A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. All leases of the Company are currently classified as operating leases. The Company records the total expenses on a straight-line basis over the lease term.

Income Taxes

The Company accounts for income taxes in accordance with U.S. GAAP for income taxes. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes is accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the unaudited condensed consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax for the three months ended March 31, 2020 and 2019. The tax returns filed in 2017 to 2019 are subject to examination by any applicable tax authorities

Comprehensive Income (Loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under GAAP are recorded as an element of shareholders’ equity but are excluded from net income (loss). Other comprehensive income (loss) consists of a foreign currency translation adjustment resulting from the Company not using the U.S. dollar as its functional currencies.

Related Parties

Parties, which can be a company or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Earnings (Loss) Per Share

The Company computes earnings (loss) per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Recently Issued Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of such any pronouncements may be expected to cause a material impact on its financial condition or the results of its operations, as follow:

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), to increase the transparency and comparability about leases among entities. The new guidance requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. It also requires additional disclosures about leasing arrangements. ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018, and requires a modified retrospective approach to adoption. Early adoption is permitted. In September 2017, the FASB issued ASU No. 2017-13, which to clarify effective dates that public business entities and other entities were required to adopt ASC Topic 842 for annual reporting. ASU No. 2017-13 also amended that all components of a leveraged lease be recalculated from inception of the lease based on the revised after tax cash flows arising from the change in the tax law, including revised tax rates. The difference between the amounts originally recorded and the recalculated amounts must be included in income of the year in which the tax law is enacted. In November 2019, the FASB issued ASU No. 2019-10, which to update the effective date of ASU No. 2016-02 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these companies is for fiscal years beginning after December 15, 2020. ASU 2016-02 is effective for the Company for annual and interim reporting periods beginning January 1, 2021 as the Company is qualified as a smaller reporting company. The Company is expected to record the operating lease right-of-use assets and lease liabilities upon adoption.

In February 2018, the FASB issued ASU 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this Update affect any entity that is required to apply the provisions of Topic 220, Income Statement – Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The adoption of this ASU did not have a material effect on the Company’s unaudited condensed consolidated financial statements.

In August 2018, the FASB has issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements of Fair Value Measurement. This amendment modifies the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in the Concepts Statement, including the consideration of costs and benefits, with the primary purpose to improve the effectiveness of disclosures in the notes to financial statements by facilitating clear communication of the information required by US GAAP. The amendments in this update are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The adoption of this ASU on January 1, 2020 did not have a material effect on the Company’s unaudited condensed consolidated financial statements.

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments—Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments— Credit Losses—Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2019, the FASB issued ASU No. 2019-10, which to update the effective date of ASU No. 2016-13 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. ASU 2019-05 is effective for the Company for annual and interim reporting periods beginning January 1, 2023 as the Company is qualified as a smaller reporting company. The Company is currently evaluating the impact ASU 2019-05 may have on its unaudited condensed consolidated financial statements.

In January 2020, the FASB issued ASU 2020-01 to clarify the interaction of the accounting for equity securities under ASC 321 and investments accounted for under the equity method of accounting in ASC 323 and the accounting for certain forward contracts and purchased options accounted for under ASC 815. With respect to the interactions between ASC 321 and ASC 323, the amendments clarify that an entity should consider observable transactions that require it to either apply or discontinue the equity method of accounting when applying the measurement alternative in ASC 321, immediately before applying or upon discontinuing the equity method of accounting. With respect to forward contracts or purchased options to purchase securities, the amendments clarify that when applying the guidance in ASC 815-10-15-141(a), an entity should not consider whether upon the settlement of the forward contract or exercise of the purchased option, individually or with existing investments, the underlying securities would be accounted for under the equity method in ASC 323 or the fair value option in accordance with ASC 825. The ASU is effective for interim and annual reporting periods beginning after December 15, 2020. Early adoption is permitted, including adoption in any interim period. The Company does not expect the adoption of this standard to have a material impact on its unaudited condensed consolidated financial statements.

3 – VARIABLE INTEREST ENTITY (“VIE”)

SEA is a trading company incorporated on March 4, 2004, under the laws of Malaysia. SEA provided all of the Company’s purchases. Its equity at risk was insufficient to finance its activities and 100% of its business is transacted with the Company. Therefore it was considered to be a VIE and the Company is the primary beneficiary since it has both of the following characteristics:

a.	The power to direct the activities of the VIE that most significantly impact the VIE’s economic performance; and
b.	The obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE.

Accordingly, the accounts of SEA is consolidated in the accompanying unaudited condensed financial statements.

The carrying amount of the VIE’s assets and liabilities were as follows:

	March 31, 2020	December 31, 2019

Current assets	$514,203	$572,469
Current liabilities	(495,419)	(547,627)
Net assets	$18,784	$24,842

	March 31, 2020	December 31, 2019

Current liabilities:
Accounts payable	$491,628	$520,786
Other payables and accrued liabilities	3,408	4,896
Other payables - related party	346	993
Customer deposits	-	20,912
Taxes payable	37	40
Total current liabilities	$495,419	$547,627

The summarized operating results of the VIE’s are as follows:

	For the Three Months Ended March 31, 2020	For the Three Months Ended March 31, 2019

Operating revenues	$9,581	$448,401
Gross profit (loss)	$190	$(1,755)
Loss from operations	$(4,770)	$(7,133)
Net loss	$(4,803)	$(14,168)

4 – INVENTORIES

Inventories consist of the following:

	March 31, 2020	December 31, 2019

Finished goods	$616,880	$552,901

5 – PREPAYMENTS AND OTHER ASSETS

Prepayments and other assets consist of the following:

	March 31, 2020	December 31, 2019

Deposits to suppliers	$274,558	$396,731
Deposits to service providers	43,709	88,149
Total	$318,267	$484,880

6 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	March 31, 2020	December 31, 2019

Computer equipment	$70,895	$91,696
Office equipment, furniture & fixtures	117,691	143,938
Leasehold improvements	195,117	210,472
Vehicle	95,071	100,709
Subtotal	478,774	546,815
Less: accumulated depreciation	(153,126)	(182,211)
Total	$325,648	$364,604

Depreciation expense for the three months ended March 31, 2020 and 2019 amounted to $19,820 and $21,257, respectively.

7 – INTANGIBLE ASSETS, NET

Intangible assets, net, consist of the following:

	March 31, 2020	December 31, 2019

Computer software	$33,012	$139,798
Less: accumulated amortization	(26,326)	(132,206)
Total	$6,686	$7,592

Amortization expense for the three months ended March 31, 2020 and 2019 amounted to $494 and $1,621, respectively.

8 – OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities consist of the following:

	March 31, 2020	December 31, 2019

Payables to non-trade vendors and service providers	$209,096	$252,902

9 – RELATED PARTY BALANCES AND TRANSACTIONS

Other Receivable – Related Parties

Name of Related Party	Relationship	Nature	March 31, 2020	December 31, 2019

Agape Singapore	Mr. How Kok Choong, the CEO and director of the Company	Fees paid for Agape Singapore	$9,994	$10,586
How Academy Sdn Bhd	Mr. How Kok Choong, the director of the Company	Paid advance to How Academy for business operational expenses	21,716	23,004
Redboy Picture Sdn Bhd	Mr. How Kok Choong, the director of the Company	Paid advance to Redboy for business operational expenses	123,019	132,141
TH3 Technology Sdn Bhd	Mr. How Kok Choong, the director of the Company	Paid advance to TH3 for business operational expenses	64,392	68,211
Total			$219,121	$233,942

Accounts Payable - Related Party

Name of Related Party	Relationship	Nature	March 31, 2019	December 31, 2019

Agape ATP International Holding Limited	Mr. How Kok Choong, the CEO and director of the Company	Purchase	$491,628	$520,786
Total			$491,628	$520,786

Other Payables - Related Party

Name of Related Party	Relationship	Nature	March 31, 2019	December 31, 2019

Agape Superior Living Pty Ltd, Taiwan	Mr. How Kok Choong, the CEO and director of the Company	Printing of product label expenses	$-	$12,104
Total			$-	$12,104

Purchases

Name of Related Party	Relationship	Nature	For the Three Months Ended March 31, 2020	For the Three Months Ended March 31, 2019

Agape ATP International Holding Limited	Mr. How Kok Choong, the CEO and director of the Company	Purchases	$-	$464,297
Total			$-	$464,297

10 – TAXES

Income Tax

Agape Superior Living Sdn Bhd and Agape S.E.A. are governed by the income tax laws of Malaysia and the income tax provision in respect of operations in Malaysia is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Income Tax Act of Malaysia, enterprises that incorporated in Malaysia are usually subject to a unified 24% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis. The tax rate for small and medium sized companies (generally companies incorporated in Malaysia with paid-in capital of RM 2,500,000 or less) is 17% for the first RM 600,000 (or approximately $150,000) and RM 500,000 (or approximately $125,000) income for the three months ended March 31, 2020 and 2019, respectively, with the remaining balance being taxed at the 24% rate.

Tax savings amounted to $9,971 and $0 for the three months ended March 31, 2020 and 2019, respectively.

Significant components of the provision (benefit) for income taxes are as follows:

	For the Three Months Ended March 31, 2020	For the Three Months Ended March 31, 2019

Current	$-	$-
Deferred	50,833	(57,232)
Provision (benefit) for income taxes	$50,833	$(57,232)

The following table sets forth the significant components of the aggregate deferred tax assets and liabilities of the Company within Malaysia tax jurisdiction as of:

	As of March 31,	As of December 31,
	2020	2019
Deferred tax assets:
Net operating loss carry forwards	$196,494	$260,479
Deferred tax liabilities:
Deprecation	(24,244)	(25,682)
Deferred tax assets, net	$172,250	$234,797

As of March 31, 2020, the Company has a net operating loss (“NOL”) of approximately $0.9 million which may reduce future taxable income. The NOL will expire in 2026.

The following table contains the detail of prepaid taxes:

	March 31, 2020	December 31, 2019

Prepaid income taxes	$1,198,475	$1,173,122
Prepaid GST taxes	8,346	8,841
Total	$1,206,821	$1,181,963

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of March 31, 2020 and December 31, 2019, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incurred interest and penalties tax for the three months ended March 31, 2020 and 2019.

11 – CONCENTRATION OF RISK

(a) Major customers

For the three months ended March 31, 2020 and 2019, no major customer accounted for 10% or more of the company’s total sales.

(b) Major vendors

For the three ended March 31, 2020, one vendor accounted for 97.9% of the company’s total purchases. For the three months ended March 31, 2019, one related party vendor accounted for approximately 97.0% of the Company’s total purchases.

As of March 31, 2020 and December 31, 2019, one related party vendor accounted for 100% of the total balance of accounts payable.

(c) Commission Expenses to Sales Distributors and Stockists

For the three months ended March 31, 2020, one sales distributor accounted for approximately 13.5% of the Company’s total commission expense. For the three months ended March 31, 2019, no sales distributor accounted for 10% or more of the Company’s total commission expense.

(d) Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. As of March 31, 2020 and December 31, 2019, $1,156,543 and $858,592 were deposited with financial institutions located in Malaysia, respectively, $983,512 and $651,418 of these balances are over the Perbadanan Insurans Deposit Malaysia (PIDM) limit and not covered by insurance as PIDM insures each depositor per each member bank up to RM 250,000 (approximately $62,000) if the bank with which an individual/a company hold its eligible deposit fails. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

(e) Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore, there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of RM converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

12 – COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company has entered into five non-cancellable operating lease agreements for one office space, one sales and training center, two distribution centers and one employee apartment. The Company’s commitment for minimum lease payments under these operating leases as of March 31, 2020 for the next five years is as follow:

Twelve Months Ending March 31,	Minimum Lease Payment

2021	$164,745
2022	158,981
2023	156,551
2024	38,038
Thereafter	-
Total minimum payments required	$518,315

Rent expense for the three months ended March 31, 2020 and 2019 was $44,338 and $43,982, respectively.

Contingencies

From time to time, the Company is party to certain legal proceedings, as well as certain asserted and un-asserted claims. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the unaudited condensed consolidated financial statements.

13 – SUBSEQUENT EVENTS

In December 2019, a novel strain of coronavirus (COVID-19) surfaced. The spread of COVID-19 around the world in the first quarter of 2020 has caused significant volatility in Malaysia subsequent to March 31, 2020. There is significant uncertainty around the breadth and duration of business disruptions related to COVID-19, as well as its impact on the Malaysia economies and, as such, the Company is unable to determine if it will have a material impact to its operations.

On May 8, 2020, Mr. How Kok Choong, an approximately 99.99% equity interest owner of the Company, entered into a Share Exchange Agreement with Agape ATP Corporation (“AATP”), a Nevada corporation, which Mr. How Kok Choong is the CEO and director, to sell 9,590,596 ordinary shares, no par value, equivalent to approximately 99.99% of the equity interest of the Company. The selling consideration represented the approximate net asset carrying value of the Company as of March 31, 2020 of $1,714,003 based on the Company’s internal unadjusted financial statements. The payment of $656,495 were net against Mr. How Kok Choong’s payable to Agape ATP Corporation as of March 31, 2020 and the remaining payment of $1,057,508 were paid in Agape ATP Corporation’s common stock. As a result of the transaction, the Company became approximately 99.99% owned subsidiary of Agape ATP Corporation.

In June 2020, the Company made certain adjustments to its March 31, 2020 financial statements, As a result, the net assets carrying value increased by $90,043. On July 1, 2020, AATP entered into an amendment to the May 8, 2020 Share Exchange Agreement with Mr. How Kok Choong, CEO and director of the Company, to issue additional 13,853 shares of AATP, valued at $90,043 based on the closing price of $6.50 of AATP at March 31, 2020.